Exhibit 8.3

Suite 3000
79 Wellington St. W.
Box 270, TD Centre
Toronto, Ontario
M5K IN2 Canada
Tel 416.865.0040
Fax 416.855.1380

www.torys.com

March 17, 2010

IESI-BFC Ltd.
135 Queens Plate Drive
Suite 300
Toronto, Ontario
Canada M9W 6V1

Ladies and Gentlemen:

We have acted as counsel to IESI-BFC Ltd., a corporation existing under the laws of the Province of Ontario (the “Company”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) (Registration No. 333-164402) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act the Company’s common shares (the “Shares”), proposed to be issued pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2009, by and among the Company, IESI-BFC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Waste Services, Inc. (“WSI”), a Delaware corporation.

In connection with this opinion, we have examined the Registration Statement and the Merger Agreement, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion.  With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.  In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Our opinion is based on the Income Tax Act (Canada), as amended (the “Tax Act”), and the regulations under the Tax Act, all specific proposals to amend the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this opinion and the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. If there is any subsequent change in such law, regulations, proposals or practices or if there are subsequently any new applicable administrative or assessing practices, this opinion may become inapplicable.

Based and relying upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the discussion contained in the Registration Statement under the caption “The Merger — Material Canadian Federal Income Tax Considerations” constitutes, in all material respects, an accurate summary of the Canadian federal income tax matters described therein subject to the qualifications, assumptions and limitations stated therein.

We express our opinion herein only as to those matters of Canadian federal income taxation specifically set forth under the caption “The Merger — Material Canadian Federal Income Tax Considerations” in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any provincial, territorial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.

This opinion is based upon and limited to the laws of the Province of Ontario and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ Torys LLP